As filed with the Securities and Exchange Commission on May 1, 2002

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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-A/A
                              Amendment No. 5

             For Registration of certain classes of securities
                 Pursuant to section 12(b) or 12(g) of the
                      Securities Exchange Act of 1934
                          ______________________

                       ASCENTIAL SOFTWARE CORPORATION
           (Exact name of registrant as specified in its charter)
                          ______________________

        Delaware                                                 94-3011736
(State of incorporation                                      (I.R.S. Employer
  or organization)                                          Identification No.)

                            50 Washington Street
                           Westborough, MA 01581
             (Address of principal executive office) (zip code)
                          ______________________

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                       Name of exchange on which
     to be so registered                       each class is to be registered
     -------------------                       ------------------------------

            None                                          None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock Purchase Rights
                        ----------------------------
                              (Title of class)

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

                              EXPLANATORY NOTE

         Ascential Software Corporation (the "Company") hereby amends and updates certain information in Items 1 and 2 of its Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on September 18, 1991, as subsequently amended on May 27, 1992, August 11, 1995, September 3, 1997 and December 3, 1997.

Item 1.     Description of Registrant's Securities to be Registered.

         On April 26, 2002, pursuant to the terms of the Company's First Amended and Restated Rights Agreement, dated August 12, 1997, as amended (the "Rights Agreement"), the Company and EquiServe Trust Company, N.A. ("EquiServe"), as Rights Agent under the Rights Agreement, executed Amendment No. 2 to the Rights Agreement ("Amendment No. 2"). Amendment No. 2 (i) updates the names of the parties to the Rights Agreement to reflect the change in name of the Company as well as the assignment of the Rights Agreement by Fleet National Bank (f/k/a BankBoston, N.A.) to EquiServe whereby EquiServe became the Rights Agent under the Rights Agreement; (ii) updates the definition of "Acquiring Person" to eliminate an exclusion that was previously necessary due to a series of preferred stock that is no longer outstanding; (iii) amends Section 11(a)(iv) of the Rights Agreement to eliminate certain unnecessary conditions and determinations; (iv) updates the notice section of the Rights Agreement to reflect the change in address of the corporate headquarters of the Company and to set forth the appropriate information for EquiServe as Rights Agent; (v) updates the form of Rights Certificate to reflect the current date of termination of the Rights Agreement; and (vi) replaces in its entirety Amendment No. 1 to the Informix Corporation First Amended and Restated Rights Agreement, dated as of November 17, 1997 which contained the obsolete exclusion from the definition of Acquiring Person described above. The complete text of Amendment No. 2 is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Item 2.     Exhibits.

         Listed below are all exhibits filed as part of the registration statement:

Exhibit
Number       Description
------       -----------

3.1 (1)      Restated Certificate of Incorporation of the Registrant;

3.2 (1)      Restated Bylaws of the Registrant;

4.1 (2)      Specimen Common Stock Certificate;

4.2 (3)      First Amended and Restated Rights Agreement, dated as of
             August 12, 1997, between Informix Corporation and BankBoston N.A.;

4.3 (4) Amendment No. 1 to the First Amended and Restated Rights Agreement, dated as of November 17, 1997, between Informix Corporation and BankBoston N.A.;

4.4 Amendment No. 2 to the First Amended and Restated Rights Agreement, dated as of April 26, 2002, between the Registrant and EquiServe Trust Company, N.A.

 --------------------

(1) Incorporated by reference to an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on April 1, 2002.

(2) Incorporated by reference to Exhibit I.1. to Informix's Registration Statement on Form 8-A, filed on January 21, 1987.

(3) Incorporated by reference to Exhibit 5 to an amendment to Informix's Registration Statement on Form 8-A/A, filed on September 3, 1997.

(4) Incorporated by reference to Exhibit 5.1 to an amendment to Informix's Registration Statement on Form 8-A/A, filed on December 3, 1997.





                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly organized.

                                                ASCENTIAL SOFTWARE CORPORATION

Date:  April 30, 2002
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                                                By: /s/ Robert McBride
                                                     -------------------------
                                                     Robert McBride
                                                     Chief Financial Officer